                                                                   EXHIBIT 24.1

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints Van Billet, Robert J. Millstone, Marvin O. Schlanger, and Walter J. Tusinski, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to effect the following acts as necessary or appropriate for the conduct of the business and affairs of ARCO Chemical Company (the "Company"):

  I. In connection with any outstanding security of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

    (1) to execute any singular or periodic report (including amendments) required or permitted to be filed under the Securities Exchange Act of 1934, as amended, including specifically any amendments to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and

    (2) to file or cause to be filed such report with the Securities and Exchange Commission (the "Commission"), any national or foreign securities exchange, any securities industry self-regulatory organization, any state or other jurisdiction of the United States, and any jurisdiction outside the United States, in each case as required or permitted by applicable law;

  II. In connection with the issuance, offering, or sale of any securities authorized by the Board of Directors of the Company or by the Executive Committee thereof pursuant to due authorization by such Board, or in connection with the issuance, offering or sale of any security, participation or interest in any employee or executive compensation or benefit plan authorized and approved by the Board of Directors of the Company or by the Executive Committee, Compensation Committee, or Long-Term Incentive Plan Administration Subcommittee thereof pursuant to due authorization by such Board.

    (1) to execute and file, or cause to be filed, with the Commission, (A) Registration Statements and any and all amendments (including post-effective amendments) thereto, and to file, or cause to be filed, all exhibits thereto and other documents in connection therewith as required or permitted by the Commission in connection with such registration under the Securities Act of 1933, as amended, and (B) any singular or periodic report or other document required or permitted to be filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended;

    (2) to execute and file, or cause to be filed, any application for registration or exemption therefrom, or any report or any other document required or permitted to be filed by the Company under the Blue Sky or securities laws of any state or other jurisdiction of the United States, and to furnish any other information required in connection therewith, including any reports or other documents required or permitted to be filed subsequent to the issuance of such securities;

    (3) to execute and file, or cause to be filed, any application for registration or exemption therefrom under the securities laws of any jurisdiction outside the United States, including any reports or other documents required or permitted to be filed subsequent to the issuance of such securities; and

    (4) to execute and file, or cause to be filed, any application for listing such securities on any national or foreign securities exchange;

granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act required to be done as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue of this Power of Attorney.

  Each such attorney-in-fact and agent shall have the right to indemnification for any action taken or omitted pursuant to this Power of Attorney provided in the By-Laws of the Company to officers and directors for service as such, including, but not limited to, the non-exclusivity provisions of such By-Laws.

  Each person whose signature appears below may at any time revoke this Power of Attorney, as to himself for herself only, by an instrument in writing specifying that this Power of Attorney is revoked as to him or her as of the date of delivery of such revocation to the Secretary of the Company or at a subsequent specified date. This Power of Attorney shall be revoked automatically with respect to any person whose signature appears below effective on the date he or she ceases to be a member of the Board of Directors, or in the case of Mr. Billet, on the date he ceases to be the principal accounting officer of the Company, or in the case or Mr. Millstone, on the date he ceases to be Vice President, General Counsel and Secretary. Any revocation shall not void or otherwise affect any acts performed by any attorney-in-fact and agent named herein pursuant to this Power of Attorney prior to the effective date of such revocation.

  This instrument may be executed in multiple counterparts each of which shall be deemed an original and all of which together shall be deemed one instrument.

              SIGNATURE                        TITLE                 DATE

      /s/ Anthony G. Fernandes         Chairman of the           May 14, 1998
-------------------------------------   Board and Director
        ANTHONY G. FERNANDES

         /s/ Alan R. Hirsig            Vice Chairman and         May 14, 1998
-------------------------------------   Director
           ALAN R. HIRSIG

       /s/ Marvin O. Schlanger         President, Chief          May 14, 1998
-------------------------------------   Executive Officer
         MARVIN O. SCHLANGER            and Director

       /s/ Walter J. Tusinski          Senior Vice               May 14, 1998
-------------------------------------   President, Chief
         WALTER J. TUSINSKI             Financial Officer
                                        and Director

         /s/ Walter F. Beran           Director                  May 14, 1998
-------------------------------------
           WALTER F. BERAN

         /s/ Mark L. Hazelwood         Director                  May 14, 1998
-------------------------------------
          MARK L. HAZELWOOD

          /s/ John H. Kelly            Director                  May 14, 1998
-------------------------------------
            JOHN H. KELLY

        /s/ Marie L. Knowles           Director                  May 14, 1998
-------------------------------------
          MARIE L. KNOWLES

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

              SIGNATURE                         TITLE                DATE

       /s/ James A. Middleton           Director                 May 14, 1998
-------------------------------------
         JAMES A. MIDDLETON

         /s/ Stephen R. Mut             Director                 May 14, 1998
-------------------------------------
           STEPHEN R. MUT

          /s/ Frank Savage              Director                 May 14, 1998
-------------------------------------
            FRANK SAVAGE

      /s/ Donald R. Voelte, Jr.         Director                 May 14, 1998
-------------------------------------
        DONALD R. VOELTE, JR.


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